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                                                                EXHIBIT 23.4

                     LUSE LEHMAN GORMAN POMERENK & SCHICK
                          A PROFESSIONAL CORPORATION
                              COUNSELORS AT LAW

                               FRANKLIN SQUARE
                        1300 I STREET, N.W. SUITE 220
                            WASHINGTON, D.C. 20005
                                  ----------
                           TELEPHONE (202) 962-8640
                           FACSIMILE (202) 962-8653

                                                 WRITER'S DIRECT DIAL NUMBER


Board of Directors
West Mass Bankshares, Inc.
45 Federal Street
Greenfield, Massachusetts 01301



    We consent to the reference to our firm under the heading "Validity of VFSC Common Stock" in the Joint Proxy Statement and Prospectus, which is included in the Registration Statement on Form S-4 filed by Vermont Financial Services Corp., Registration No. 33-72554.

                                           Very truly yours,



                                           LUSE LEHMAN GORMAN POMERENK & SCHICK
                                           Luse Lehman Gorman Pomerenk & Schick
                                             A Professional Corporation



Washington, D.C.
March 16, 1994